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                                                                    EXHIBIT 5.1




                                September 5, 1997



Hearst-Argyle Television, Inc.
888 Seventh Avenue
New York, New York   10106

     Re: Registration of 3,000,000 shares of Series A Common Stock, par value $.01 per share, pursuant to a Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as special counsel for Hearst-Argyle Television, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 3,000,000 shares of Series A Common Stock, par value $.01 per share, of the Company (the "Series A Common Stock") to be offered to key employees and non-employee directors of the Company pursuant to the Hearst-Argyle Television, Inc. 1997 Stock Option Plan (the "Option Plan").

     Based upon our examination of such papers and documents and the investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

     2. Assuming, with respect to shares of Series A Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of par value thereof, (ii) the availability of a sufficient number of shares of Series A Common Stock authorized by the Company's Amended and Restated Certificate of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options under the Option Plan, and (iv) no change occurs in the applicable law or the pertinent facts, the shares of Series A Common Stock purchasable upon the exercise of any option granted under the Option Plan will upon issuance be duly authorized and validly issued, fully paid and non-assessable shares of Series A Common Stock.
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Hearst-Argyle Television, Inc.
September 5, 1997
Page 2



     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act, of 3,000,000 shares of Series A Common Stock of the Company covered by the Option Plan. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.

                                   Very truly yours,

                                   LOCKE PURNELL RAIN HARRELL
                                   (A Professional Corporation)


                                   By:  /s/ Guy Kerr
                                      -----------------------------------------
                                         Guy Kerr